MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)
FILED
April 19, 2007
April 19, 2007

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date in the document.
Name J.M. Warren Law Offices, P.C.	Administrator BUREAU OF COMMERCIAL SERVICES
Address P.O. Box 26067

City State Zip Code Lansing, MI 48909	Effective Date:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:	Integral Vision, Inc.

105-593
2.	The identification number assigned by the Bureau is:

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:

The total authorized capital stock is:

	Common Shares: 50,000,000	Preferred Shares: 400,000 (unchanged)

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: (unchanged)

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the _______________ day of ______________________, _______________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this _______________ day of ______________________, _______________

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.	(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 12th day of April , 2007 , by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

	☒	at a meeting the necessary votes were cast in favor of the document.

	☐	by written consent of the shareholder or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholder or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation. )

	☐	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

	☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

	☐	by the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 12th day of April , 2007		Signed this day of ,

By	/s/ Mark R. Doede - President	By
	(Signature of an authorized officer or agent)	(Signature President, Vice-President, Chairperson or Vice-Chairperson)

Mark R. Doede - President
(Type or Print Name)		(Type or Print Name)